Exhibit 99.1

FirstEnergy Corp.	For Release: May 1, 2023
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Irene Prezelj
(330) 384-5247	(330) 384-3859

FirstEnergy Announces Proposed Offering of $1.0 Billion of
Convertible Senior Notes Due 2026

AKRON, Ohio, May 1, 2023 – FirstEnergy Corp. (NYSE: FE) (“FirstEnergy”) announced today that it intends to offer, subject to market and other conditions, $1.0 billion aggregate principal amount of convertible senior notes due 2026 (the “convertible notes”) in a private placement under the Securities Act of 1933, as amended (the “Securities Act”). FirstEnergy also intends to grant to each of the initial purchasers of the convertible notes an option to purchase, within a 13-day period from, and including, the date on which the convertible notes are first issued, up to an additional $150 million aggregate principal amount of the convertible notes.

FirstEnergy intends to use the net proceeds from the offering of the convertible notes to refinance existing indebtedness, to fund its qualified pension plan and for general corporate purposes. FirstEnergy’s management will have broad discretion in determining how the net proceeds from the offering will be used.

The convertible notes will be unsecured and unsubordinated obligations of FirstEnergy, and will be convertible at the option of the holders of such convertible notes upon satisfaction of certain conditions and during certain periods. Interest will be payable semiannually in arrears. FirstEnergy will settle conversions of the convertible notes by paying cash up to the aggregate principal amount of the convertible notes to be converted and paying or delivering, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the convertible notes being converted. The interest rate, initial conversion rate and other terms of the convertible notes will be determined at the pricing of the offering.

The offering is being made to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. Any offers of the convertible notes will be made only by means of a private offering memorandum. None of the convertible notes or any shares of the common stock issuable upon conversion of the convertible notes have been or are expected to be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This news release does not constitute an offer to sell or the solicitation of an offer to buy the convertible notes or any shares of common stock issuable upon conversion of the convertible notes, nor will there be any sale of the convertible notes or any such shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About FirstEnergy Corp.

FirstEnergy is dedicated to integrity, safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation’s largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company’s transmission subsidiaries operate approximately 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions.

Forward-Looking Statements: This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management’s intents, beliefs and current expectations, including statements regarding FirstEnergy Corp.’s current expectations and beliefs as to the pricing and closing of the convertible notes offering and use of the proceeds thereof. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve or rely on a number of known and unknown risks, uncertainties and other factors that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. FirstEnergy Corp. cautions you that actual results may differ materially from those expressed, implied or forecast by the forward-looking statements. Risks that may cause these forward-looking statements to be inaccurate or incorrect include, among others whether we will be able to consummate the convertible notes offering; the final terms of the convertible notes offering; the satisfaction of customary closing conditions with respect to the convertible notes offering; prevailing market conditions; the anticipated use of net proceeds of the convertible notes offering which could change as a result of market conditions or for other reasons; and the risks and other factors discussed from time to time in our Securities and Exchange Commission filings, including, but not limited to, the most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise.

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